                                                      REGISTRATION NO. 001-12211
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------


                                  FORM 10/A-3


                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

                       ECHELON INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 FLORIDA                           59-2554218
      (STATE OR OTHER JURISDICTION              (I.R.S. EMPLOYER
    OF INCORPORATION OR ORGANIZATION)        IDENTIFICATION NUMBER)
           ONE PROGRESS PLAZA                         33701
               SUITE 2400                          (ZIP CODE)
         ST. PETERSBURG, FLORIDA
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (813) 824-6767

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                               NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED        EACH CLASS IS TO BE REGISTERED
---------------------------------------        -------------------------------
Common Stock, par value $.01 per share             New York Stock Exchange
Series A Junior Participating Preferred            New York Stock Exchange
  Stock Purchase Rights

                            ------------------------

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                                      NONE

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 1.  BUSINESS.

     The information required by this item is contained under the sections "Business," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Echelon Financial Statements of the Information Statement dated November , 1996 included herewith as Exhibit 2.1 (the "Information Statement") and such sections and financial statements are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

     The information required by this item is contained under the sections "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the Information Statement and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

     The information required by this item is contained under the sections "Business -- The Real Estate Business -- Commercial Real Estate Ownership and Management" and "Business -- The Real Estate Business -- Other Owned Real Estate; Multi-Family Residential and Commercial Real Estate Development" of the Information Statement and such sections are incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The information required by this Item is contained under the sections "Management and Executive Compensation -- Management Ownership of Securities" and "Management and Executive Compensation -- Security Ownership of Certain Beneficial Owners" of the Information Statement and such sections are incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

     The information required by this item is contained under the sections "Management and Executive Compensation -- Board of Directors" and "Management and Executive Compensation -- Executive Officers" of the Information Statement and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

     The information required by this item is contained under the section "Management and Executive Compensation" of the Information Statement and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     The information required by this Item is contained under the sections "Relationship Between Florida Progress and Echelon After the Distribution" and "Management and Executive Compensation -- Certain Relationships and Related Transactions" of the Information Statement and such sections are incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

     The information required by this item is contained under the section "Business -- Legal Proceedings" of the Information Statement and such section is incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTERS.

     The information required by this item is contained under the sections "The Distribution -- Listing and Trading of Echelon Common Stock," "Dividend Policy", "Management and Executive Compensation --

Management Ownership of Securities" and "Description of Capital Stock" of the Information Statement and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

     None.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information required by this item is contained under the section "Description of Capital Stock" of the Information Statement and such section is incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The information required by this item is contained under the section "Description of Capital Stock -- Provisions of Echelon Articles of Incorporation and By-laws Affecting Changes in Control -- Indemnification and Limitation of Liability for Directors and Officers" of the Information Statement and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

     The information required by this item is identified in the "Index to Financial Statements" and is contained in (i) the Echelon Financial Statements in the Information Statement and such index and financial statements are incorporated herein by reference, and (ii) Schedule II -- "Valuation and Qualifying Accounts", Schedule III -- "Real Estate and Accumulated Depreciation", and Schedule IV -- "Mortgage Loans and Real Estate" to this Registration Statement.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements

     The information required by this items in contained in (i) the "Index to Financial Statements" on page F-1 of the Information Statement to this Registration Statement and such index is incorporated herein by reference, and
(ii) Schedule II -- "Valuation and Qualifying Accounts", Schedule III -- "Real Estate and Accumulated Depreciation", and Schedule IV -- "Mortgage Loans and Real Estate" to this Registration Statement.

     (b) Exhibits

          The following documents are filed as exhibits hereto:


EXHIBIT
  NO.                                          DESCRIPTION
-------    ------------------------------------------------------------------------------------
   2.1     Information Statement dated as of November  , 1996
   3.1     Form of Amended and Restated Articles of Incorporation of Echelon International
           Corporation*
   3.2     Form of Amended and Restated By-laws of Echelon International Corporation*
   4.1     Specimen Common Share certificate*
   4.2     Form of Rights Agreement between Echelon International Corporation and The First
           National Bank of Boston, as Rights Agent*
   4.3     Form of Articles of Amendment of Articles of Incorporation Providing for Series A
           Junior Participating Preferred Stock of Echelon International Corporation (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.2 hereto)*
   4.4     Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
           Exhibit 4.2 hereto)*
   4.5     Loan Agreement dated as of November 5, 1996 by and among Echelon International
           Corporation as Borrower, Salomon Brothers Realty Corp. as Lender and LaSalle
           National Bank as Collateral Agent*
   4.6     Promissory Note in the amount of $105,000,000 dated November 5, 1996 by Echelon
           International Corporation as Maker to Salomon Brothers Realty Corp. as Holder*
   4.7     Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing
           dated November 5, 1996 by Echelon International Corporation as Mortgagor to Salomon
           Brothers Realty Corp. as Mortgagee*
   4.8     Pledge and Security Agreement by Echelon International Corporation as Obligor in
           favor of Salomon Brothers Realty Corp. as Secured Party*
   4.9     Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals
           dated as of November 5, 1996 by Echelon International Corporation as Borrower to
           Salomon Brothers Realty Corp. as Lender*
  4.10     Assignment of Rents and Leases executed as of November 5, 1996 by Echelon
           International Corporation as Borrower to Salomon Brothers Realty Corp. as Lender*
  4.11     Assignment of Participation Interest dated as of November 5, 1996 by Echelon
           International Corporation as Borrower to Salomon Brothers Realty Corp. as Lender*
  4.12     Collateral Assignment of Mortgage and Other Documents effective November 5, 1996 by
           Echelon International Corporation as Assignor to Salomon Brothers Realty Corp. as
           Lender (Assignee)*
  10.1     Form of Distribution Agreement between Florida Progress Corporation and Echelon
           International Corporation*
  10.2     Form of Tax Sharing Agreement between Florida Progress Corporation and Echelon
           International Corporation*
  10.3     Form of Employee Benefits Allocation Agreement between Florida Progress Corporation and Echelon International Corporation*
  10.4     Form of Transition Services Agreement between Florida Progress Corporation and
           Echelon International Corporation*
  10.5     Form of Note issued by Echelon International Corporation to Progress Capital
           Holdings, Inc.*
  10.6     Consulting Agreement by and between Talquin Development Company and Mission
           Development Company dated as of July 30, 1996*
  10.7     Echelon International Corporation 1996 Employee Stock Purchase Plan*

EXHIBIT
  NO.                                          DESCRIPTION
-------    ------------------------------------------------------------------------------------
  10.8     Echelon International Corporation Long Term Incentive Plan*
  10.9     Echelon International Corporation Non-Employee Directors' Stock Plan*
 10.10     Echelon International Corporation 1996 Stock Option Plan*
 10.11     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Darryl A. LeClair*
 10.12     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Larry J. Newsome*
 10.13     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Thomas D. Wilson*
 10.14     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Raymond F. Higgins*
 10.15     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and James R. Hobbs*
 10.16     Form of Indemnification Agreement to be entered into by and between Echelon
           International Corporation and each of its directors*
    27     Financial Data Schedule of Echelon International Corporation
  99.1     Chairman's letter to Stockholders of Florida Progress Corporation*


---------------

 * Previously filed

                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          ECHELON INTERNATIONAL CORPORATION

                                          By:       /s/ DARRYL A. LECLAIR
                                          --------------------------------------
                                          NAME: DARRYL A. LECLAIR
                                          TITLE: PRESIDENT


Date: November 20, 1996

                          INDEPENDENT AUDITORS' REPORT

The Stockholder of
Echelon International Corporation:

Under date of October 24, 1996, except as to the last three paragraphs of Note 5, which are as of November 5, 1996, we reported on the consolidated balance sheets of Echelon International Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1995, which are included in the Form 10 included in the Information Statement. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedules in the Form 10. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based on our audits.

In our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

                                          KPMG Peat Marwick LLP

St. Petersburg, Florida
October 24, 1996

                       ECHELON INTERNATIONAL CORPORATION

         SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS AND RESERVES FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                           ADDITIONS
                                              BALANCE AT   CHARGED TO   DEDUCTIONS                BALANCE AT
                                              BEGINNING    COSTS AND       FROM                     END OF
                                              OF PERIOD     EXPENSES     RESERVES      OTHER(A)     PERIOD
                                              ----------   ----------   ----------     --------   ----------
                                                                  (DOLLARS IN MILLIONS)
YEAR ENDED DECEMBER 31, 1995:
  Allowance for losses on loans and
     leases.................................    $ 33.7        $5.0        $ (6.7)        $0.0       $ 32.0
  Allowance for losses on real estate.......      16.8         1.2(b)      (18.0)(c)      0.0          0.0
  Allowance for doubtful accounts...........       0.9         0.1           0.0          0.0          1.0
YEAR ENDED DECEMBER 31, 1994:
  Allowance for losses on loans and
     leases.................................    $ 24.5        $9.9        $ (0.7)        $0.0       $ 33.7
  Allowance for losses on real estate.......      16.1         0.7           0.0          0.0         16.8
  Allowance for doubtful accounts...........       0.6         0.3           0.0          0.0          0.9
YEAR ENDED DECEMBER 31, 1993:
  Allowance for losses on loans and
     leases.................................    $ 22.9        $5.9        $ (4.3)        $0.0       $ 24.5
  Allowance for losses on real estate.......      14.8         0.6           0.0          0.7         16.1
  Allowance for doubtful accounts...........       0.6         0.0           0.0          0.0          0.6

---------------

(a) Represents a balance sheet transfer from investment in unconsolidated affiliates.
(b) Reconciliation of 1995 provision for losses charged to operations:

    Amount credited to allowance account..............  $1.2
    Amount charged directly to asset account..........   0.8
                                                        ----
              Total provision charged to operations...  $2.0
                                                        ====

(c) Reserve was eliminated through the writedown of assets due to impairment.

                       ECHELON INTERNATIONAL CORPORATION

            SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

                                                                                                             GROSS CARRYING VALUE
                                                             INITIAL COST           COSTS                    AT DECEMBER 31, 1995
                                                         --------------------    CAPITALIZED    IMPAIRMENT   --------------------
                                                                 BUILDINGS &    SUBSEQUENT TO   WRITEDOWN            BUILDINGS &
                 REAL ESTATE PROPERTY                    LAND    IMPROVEMENTS    ACQUISITION       (A)       LAND    IMPROVEMENTS
-------------------------------------------------------  -----   ------------   -------------   ----------   -----   ------------
                                                                                      (IN MILLIONS)
FOR SALE AND UNDER DEVELOPMENT
St. Petersburg, Florida:
  9th Street Property..................................  $ 5.4       $0.0          $   0.0        $  0.0     $ 5.4      $  0.0
  4th Street Property..................................    2.5        0.0              1.0          (1.9)      1.6         0.0
  Carillon.............................................   23.7        0.0             17.4           0.0      41.1         0.0
Lakeland, Florida:
  Riverside Ranch......................................    1.2        0.6              0.1           0.0       1.2         0.7
Gainesville, Florida:
  Progress Center Land.................................    0.6        0.0              2.9          (2.5)      1.0         0.0
Miscellaneous..........................................    1.0        0.0              0.8          (0.9)      0.9         0.0
                                                         -----       ----           ------        ------     -----      ------
Sub-total..............................................   34.4        0.6             22.2          (5.3)     51.2         0.7
                                                         -----       ----           ------        ------     -----      ------
INCOME PRODUCING
OFFICE AND INDUSTRIAL BUILDINGS
St. Petersburg, Florida:
  Barnett Tower........................................    3.6        0.0             53.5           0.0       3.6        53.5
  McNulty Station......................................    1.5        0.5              9.9          (0.3)      2.0         9.6
  Bayboro Properties...................................    2.8        0.9              0.8          (0.3)      2.6         1.6
  3rd & 3rd............................................    0.3        0.0              2.3           0.0       0.8         1.8
  100 Carillon.........................................    1.5        0.0              6.3           0.0       1.5         6.3
Tampa, Florida:
  7th Avenue...........................................    1.4        0.0              4.1          (0.9)      1.4         3.2
  5th Avenue...........................................    0.1        0.0              0.1           0.0       0.1         0.1
  Progress Packaging...................................    0.4        1.2              0.0           0.0       0.4         1.2
Tallahassee, Florida:
  Highpoint Center.....................................    0.8        0.0             13.3           0.0       0.8        13.3
Gainesville, Florida:
  Progress Center......................................    0.3        0.0             11.2          (1.2)      0.3        10.0
Miscellaneous..........................................    0.0        0.3              1.5          (0.9)      0.0         0.9
                                                         -----       ----           ------        ------     -----      ------
Sub-total..............................................   12.7        2.9            103.0          (3.6)     13.5       101.5
                                                         -----       ----           ------        ------     -----      ------
DOCKAGE AND MARINE SERVICES
St. Petersburg, Florida:
  Harborage of Bayboro.................................    1.7        4.4              9.7          (9.1)      1.7         5.0
                                                         -----       ----           ------        ------     -----      ------
GRAND TOTAL............................................  $48.8       $7.9          $ 134.9        $(18.0)    $66.4      $107.2
                                                         =====       ====           ======        ======     =====      ======

                                                        GROSS
                                                       CARRYING
                                                         VALUE
                                                          AT
                                                       DECEMBER
                                                       31, 1995
                                                       --------   ACCUMULATED   CONSTRUCTION       YEAR
                 REAL ESTATE PROPERTY                    TOTAL    DEPRECIATION      YEAR         ACQUIRED
-------------------------------------------------------  ------   -----------   -------------  ------------
                                                                          (IN MILLIONS)
FOR SALE AND UNDER DEVELOPMENT
St. Petersburg, Florida:
  9th Street Property..................................  $  5.4     $   0.0          n/a           1991
  4th Street Property..................................     1.6         0.0          n/a           1993
  Carillon.............................................    41.1         0.0          n/a           1990
Lakeland, Florida:
  Riverside Ranch......................................     1.9        (0.7)        1984           1984
Gainesville, Florida:
  Progress Center Land.................................     1.0         0.0          n/a           1984
Miscellaneous..........................................     0.9         0.0          n/a           n/a
                                                         ------      ------
Sub-total..............................................    51.9        (0.7)
                                                         ------      ------
INCOME PRODUCING
OFFICE AND INDUSTRIAL BUILDINGS
St. Petersburg, Florida:
  Barnett Tower........................................    57.1        (7.1)        1990           1986
  McNulty Station......................................    11.6        (3.0)     1984 - 1988   1983 - 1985
  Bayboro Properties...................................     4.2        (1.7)         n/a       1984 - 1985
  3rd & 3rd............................................     2.6        (0.6)        1984           1993
  100 Carillon.........................................     7.8        (1.2)        1987           1994
Tampa, Florida:
  7th Avenue...........................................     4.6        (1.0)        1986           1986
  5th Avenue...........................................     0.2         0.0         1979           1985
  Progress Packaging...................................     1.6        (0.3)        1993           1993
Tallahassee, Florida:
  Highpoint Center.....................................    14.1        (3.1)        1990           1995
Gainesville, Florida:
  Progress Center......................................    10.3        (3.0)     1984 - 1988       1984
Miscellaneous..........................................     0.9        (0.5)         n/a           n/a
                                                         ------      ------
Sub-total..............................................   115.0       (21.5)
                                                         ------      ------
DOCKAGE AND MARINE SERVICES
St. Petersburg, Florida:
  Harborage of Bayboro.................................     6.7        (4.0)     1984 - 1988       1984
                                                         ------      ------
GRAND TOTAL............................................  $173.6     $ (26.2)
                                                         ======      ======

---------------

(A) See "Notes to Schedule III -- Real Estate and Accumulated Depreciation."

                       ECHELON INTERNATIONAL CORPORATION

       NOTES TO SCHEDULE III -- REAL ESTATE AND ACCUMULATED DEPRECIATION
                            AS OF DECEMBER 31, 1995

     (A) Impairment writedown is based on management's estimate of fair market value of assets determined to be impaired at December 31, 1995.
     (B) The aggregate cost for Federal income tax purposes is $144.1 million.
     (C) Reconciliation:

                                                                1995       1994       1993
                                                               ------     ------     ------
                                                                      (IN MILLIONS)
    REAL ESTATE
    Balance at beginning of period...........................  $158.3     $156.3     $171.8
      Acquisitions and improvements..........................    17.0        7.8        3.7
      Cost of real estate sold...............................    (1.7)      (5.8)     (19.2)
                                                               ------     ------     ------
    Balance at end of period.................................  $173.6     $158.3     $156.3
                                                               ======     ======     ======
    ACCUMULATED DEPRECIATION
    Balance at beginning of period...........................  $ 19.4     $ 15.2     $ 12.6
                                                               ------     ------     ------
      Additions:
         Depreciation........................................     4.8        3.6        4.1
         Other...............................................     3.1        1.7        1.7
                                                               ------     ------     ------
                                                                  7.9        5.3        5.8
      Deductions:
         Accumulated depreciation of real estate sold........    (1.1)      (1.1)      (3.2)
                                                               ------     ------     ------
    Balance at end of period.................................  $ 26.2     $ 19.4     $ 15.2
                                                               ======     ======     ======

                       ECHELON INTERNATIONAL CORPORATION

                  SCHEDULE IV -- MORTGAGE LOANS ON REAL ESTATE
                            AS OF DECEMBER 31, 1995

                                               FINAL                                                     FACE      CARRYING
                                              MATURITY                                         PRIOR   AMOUNT OF   AMOUNT OF
        DESCRIPTION          INTEREST RATE      DATE            PERIODIC PAYMENT TERMS         LIENS   MORTGAGES   MORTGAGES
---------------------------  -------------   ----------   -----------------------------------  -----   ---------   ---------
                                                                                (DOLLARS IN MILLIONS)
First Mortgage Loans --
  Office Buildings:
  Madison Building.........  Prime + .75%     Nov. 1998   Varying amounts with $3.1 balloon    $0.0     $   3.6     $   3.4
  Continuum Building.......  Prime + 1.5%     Dec. 1998   Varying amounts with $8.2 balloon     0.0        11.0         9.2
  Plaza Del Rio............  Prime + 1.5%     Feb. 1997   Level amount with $5.3 balloon        0.0         5.5         5.3
  Vine Street -- Olympia...  Prime + .75%     July 2001   $5.3 balloon                          0.0         5.3         5.3
  Vine Street -- Capital
    View I.................  Prime + .75%     Oct. 1998   $5.8 balloon                          0.0         5.8         5.8
  Vine Street -- Capital
    View II................  Prime + .75%     Dec. 1999   $5.0 balloon                          0.0         5.0         5.0
  Vine Street -- Town
    Square VI..............  Prime + .75%      May 2001   $4.5 balloon                          0.0         4.5         4.5
  Vine Street -- Tacoma....  Prime + .75%     Aug. 1996   $12.3 balloon(D)                      0.0        12.3        12.3
                                                                                               ----      ------      ------
                                                                                                0.0        53.0        50.8
                                                                                               ----      ------      ------
First Mortgage Loans -- Industrial
  Marquardt................   Prime + 2%      Dec. 1998   $23.5 balloon                         0.0        35.0        23.5
  MacDill..................   Prime + 2%     April 1997   Level amount with $0.4 balloon        0.0         0.5         0.4
First Mortgage Loans -- Life Care
  South Port...............            11%   April 2000   Varying amounts with $16.7 balloon    0.0        25.0        23.5
  South Port
    Supplemental...........            11%   April 2000   Varying amounts with $2.1 balloon     0.0         2.5         2.4
  Lake Port................            11%   April 2000   Varying amounts with $9.2 balloon     0.0        11.0        10.3
                                                                                               ----      ------      ------
                                                                                                0.0        38.5        36.2
                                                                                               ----      ------      ------
                                                                                               $0.0     $ 127.0     $ 110.8
                                                                                               ======    ======      ======

(A) At December 31, 1995 there were no loans subject to delinquent principal or interest.
(B) Reconciliation of the carrying amount of mortgage loans to total carrying amount of mortgages:

                                                                    1995     1994     1993
                                                                   ------   ------   ------
    Beginning balance............................................  $122.5   $152.3   $143.6
    New mortgage loans...........................................     0.0      0.0     38.2
    Collections of principal.....................................   (11.6)   (29.8)   (29.5)
                                                                   ------   ------   ------
    Ending balance...............................................  $110.9   $122.5   $152.3
                                                                   ======   ======   ======

     Total amount of mortgages extended as of December 31, 1995 is $28.8 million.

(C) The aggregate cost for federal income tax purposes is $110.5 million.

(D) Paid off in August 1996.

                                 EXHIBIT INDEX


EXHIBIT
  NO.                                          DESCRIPTION
-------    ------------------------------------------------------------------------------------
   2.1     Information Statement dated as of November  , 1996
   3.1     Form of Amended and Restated Articles of Incorporation of Echelon International
           Corporation*
   3.2     Form of Amended and Restated By-laws of Echelon International Corporation*
   4.1     Specimen Common Share certificate*
   4.2     Form of Rights Agreement between Echelon International Corporation and The First
           National Bank of Boston, as Rights Agent*
   4.3     Form of Articles of Amendment of Articles of Incorporation Providing for Series A
           Junior Participating Preferred Stock of Echelon International Corporation (attached as Exhibit A to the Rights Agreement filed as Exhibit 4.2 hereto)*
   4.4     Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as
           Exhibit 4.2 hereto)*
   4.5     Loan Agreement dated as of November 5, 1996 by and among Echelon International
           Corporation as Borrower, Salomon Brothers Realty Corp. as Lender and LaSalle
           National Bank as Collateral Agent*
   4.6     Promissory Note in the amount of $105,000,000 dated November 5, 1996 by Echelon
           International Corporation as Maker to Salomon Brothers Realty Corp. as Holder*
   4.7     Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing
           dated November 5, 1996 by Echelon International Corporation as Mortgagor to Salomon
           Brothers Realty Corp. as Mortgagee*
   4.8     Pledge and Security Agreement by Echelon International Corporation as Obligor in
           favor of Salomon Brothers Realty Corp. as Secured Party*
   4.9     Assignment of Contracts, Licenses, Permits, Agreements, Warranties and Approvals
           dated as of November 5, 1996 by Echelon International Corporation as Borrower to
           Salomon Brothers Realty Corp. as Lender*
  4.10     Assignment of Rents and Leases executed as of November 5, 1996 by Echelon
           International Corporation as Borrower to Salomon Brothers Realty Corp. as Lender*
  4.11     Assignment of Participation Interest dated as of November 5, 1996 by Echelon
           International Corporation as Borrower to Salomon Brothers Realty Corp. as Lender*
  4.12     Collateral Assignment of Mortgage and Other Documents effective November 5, 1996 by
           Echelon International Corporation as Assignor to Salomon Brothers Realty Corp. as
           Lender (Assignee)*
  10.1     Form of Distribution Agreement between Florida Progress Corporation and Echelon
           International Corporation*
  10.2     Form of Tax Sharing Agreement between Florida Progress Corporation and Echelon
           International Corporation*
  10.3     Form of Employee Benefits Allocation Agreement between Florida Progress Corporation and Echelon International Corporation*
  10.4     Form of Transition Services Agreement between Florida Progress Corporation and
           Echelon International Corporation*
  10.5     Form of Note issued by Echelon International Corporation to Progress Capital
           Holdings, Inc.*
  10.6     Consulting Agreement by and between Talquin Development Company and Mission
           Development Company dated as of July 30, 1996*
  10.7     Echelon International Corporation 1996 Employee Stock Purchase Plan*

EXHIBIT
  NO.                                          DESCRIPTION
-------    ------------------------------------------------------------------------------------
  10.8     Echelon International Corporation Long Term Incentive Plan*
  10.9     Echelon International Corporation Non-Employee Directors' Stock Plan*
 10.10     Echelon International Corporation 1996 Stock Option Plan*
 10.11     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Darryl A. LeClair*
 10.12     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Larry J. Newsome*
 10.13     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Thomas D. Wilson*
 10.14     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and Raymond F. Higgins*
 10.15     Form of Employment Agreement to be entered into by and between Echelon International
           Corporation and James R. Hobbs*
 10.16     Form of Indemnification Agreement to be entered into by and between Echelon
           International Corporation and each of its directors*
    27     Financial Data Schedule of Echelon International Corporation
  99.1     Chairman's letter to Stockholders of Florida Progress Corporation*


---------------

 * Previously filed